UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2022

CELULARITY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38914	83-1702591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Park Ave, Florham Park, New Jersey	07932
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 768-2170

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	CELU	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	CELUW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 8, 2022, Celularity Inc., or Celularity, entered into an At-the-Market Sales Agreement, or the Sales Agreement, with BTIG, LLC, Oppenheimer & Co. Inc. and B. Riley Securities, Inc., as sales agents and/or principals, pursuant to which Celularity may offer and sell, from time to time in its sole discretion, shares of its Class A common stock, par value $0.0001 per share, having an aggregate offering price of up to $150.0 million, subject to certain limitations as set forth in the Sales Agreement. Celularity is not obligated to make any sales of shares under the Sales Agreement and any determination to do so will be dependent, among other things, on market conditions and Celularity’s capital raising needs. If Celularity determines to sell shares directly to a designated sales agent, as principal, Celularity and such designated sales agent will enter into a separate agreement that governs such principal transaction.

Any shares offered and sold in the at-the-market offering will be issued pursuant to the registration statement on Form S-3 (File No. 333-266786), filed with the Securities and Exchange Commission, or SEC, on August 11, 2022, and declared effective on August 18, 2022, and the prospectus supplement relating to the at-the-market offering filed with the SEC on September 8, 2022, and any applicable additional prospectus supplements related to the at-the-market offering that form a part of the registration statement.

The sales agents may sell the shares of Class A common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act of 1933, as amended, including, without limitation, sales made (A) as block transactions; or (B) by any other method permitted by law that is deemed to be an “at the market” offering, including sales made directly through The Nasdaq Stock Market LLC, or Nasdaq, or on any other existing trading market for Celularity’s Class A common stock. The sales agents will use commercially reasonable efforts to sell the shares from time to time consistent with their normal sales practices and applicable federal rules, regulations and Nasdaq rules, based upon Celularity’s instructions (including any price, time or size limits or other customary parameters or conditions Celularity may impose).

Celularity will pay the sales agents a commission equal to 3.0% of the gross sales proceeds of any shares sold through the sales agents under the Sales Agreement, and also has provided the sales agents with customary indemnification and contribution rights. Celularity also will reimburse the sales agents for certain specified expenses in connection with entering into the Sales Agreement, as well as certain specified expenses on a quarterly basis. The Sales Agreement contains customary representations and warranties and conditions to the placements of the shares pursuant thereto, obligations to sell shares under the Sales Agreement are subject to satisfaction of certain conditions, including customary closing conditions.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the opinion of Goodwin Procter LLP relating to the legality of the issuance and sale of the shares in the at-the-market offering is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

1.1	At-the-Market Sales Agreement, dated September 8, 2022, by and among the Celularity Inc., BTIG, LLC, Oppenheimer & Co. Inc. and B. Riley Securities, Inc.

5.1	Opinion of Goodwin Procter LLP as to the legality of the securities being registered

23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1 above)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2022

CELULARITY INC.

By:	/s/ Keary Dunn
Keary Dunn
Chief Legal Officer